Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:
Timothy A. Bonang, Vice President, Investor Relations, or
Carlynn Finn, Senior Manager, Investor Relations.
(617) 796-8232
www.hptreit.com

Hospitality Properties Trust Announces 2012 Third Quarter Results

Newton, MA (November 6, 2012).  Hospitality Properties Trust (NYSE: HPT) today announced its financial results for the quarter and nine months ended September 30, 2012.

Results for the Quarter Ended September 30, 2012:

Normalized funds from operations, or Normalized FFO, for the quarter ended September 30, 2012 were $91.5 million, or $0.74 per share, compared to Normalized FFO for the quarter ended September 30, 2011 of $98.0 million, or $0.79 per share.

Net income available for common shareholders was $29.5 million, or $0.24 per share, for the quarter ended September 30, 2012, compared to $40.1 million, or $0.32 per share, for the same quarter last year.  Net income available for common shareholders for the quarter ended September 30, 2012 included a $10.6 million, or $0.09 per share, gain on sale of real estate and was reduced by $5.0 million, or $0.04 per share, due to the liquidation preference for HPT’s preferred shares that were redeemed during that period exceeding the carrying value for those preferred shares.

The weighted average number of common shares outstanding was 123.6 million and 123.5 million for the quarters ended September 30, 2012 and 2011, respectively.

A reconciliation of net income available for common shareholders determined according to U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, and Normalized FFO for the quarters ended September 30, 2012 and 2011 appears later in this press release.

Results for the Nine Months Ended September 30, 2012:

Normalized FFO for the nine months ended September 30, 2012 were $280.9 million, or $2.27 per share, compared to Normalized FFO for the nine months ended September 30, 2011 of $310.7 million, or $2.52 per share.

Net income available for common shareholders was $85.3 million, or $0.69 per share, for the nine months ended September 30, 2012, compared to $129.8 million, or $1.05 per share, for the same period last year.  Net income available for common shareholders for the nine months ended September 30, 2012, included a $10.6 million, or $0.09 per share, gain on sale of real estate and was reduced by $8.0 million, or

$0.06 per share, due to the liquidation preference for HPT’s preferred shares that were redeemed during that period exceeding the carrying value for those preferred shares.  Net income available for common shareholders for the nine months ended September 30, 2011, was reduced by a $7.3 million, or $0.06 per share, loss on asset impairment.

The weighted average number of common shares outstanding was 123.6 million and 123.5 million for the nine months ended September 30, 2012 and 2011, respectively.

A reconciliation of net income available for common shareholders determined according to GAAP to FFO and Normalized FFO for the nine months ended September 30, 2012 and 2011 appears later in this press release.

Hotel Portfolio Performance:

For the quarter ended September 30, 2012 compared to the same period in 2011 for HPT’s 285 comparable hotels: average daily rate, or ADR, increased 6.1% to $99.14; occupancy decreased 4.3 percentage points to 72.8%; and, as a result, revenue per available room, or RevPAR, increased by 0.2% to $72.17.

During the quarter ended September 30, 2012, HPT had 27 hotels under renovation for all or part of the quarter.  In addition, as discussed below, HPT rebranded 35 hotels during the quarter ended September 30, 2012.  For the quarter ended September 30, 2012 compared to the same period in 2011 for HPT’s 223 comparable hotels not under renovation and not rebranded during the quarter: ADR increased 5.8% to $102.68; occupancy decreased 1.2 percentage points to 75.1%; and, as a result, RevPAR increased by 4.1% to $77.11.

For the nine months ended September 30, 2012 compared to the same period in 2011 for HPT’s 285 comparable hotels: ADR increased 6.0% to $99.34; occupancy decreased 4.1 percentage points to 69.7%; and, as a result RevPAR increased by 0.1% to $69.24.

During the nine months ended September 30, 2012, HPT had 123 hotels under renovation for all or part of the period.  In addition, as discussed below, HPT rebranded 39 hotels during the nine months ended September 30, 2012.  For the nine months ended September 30, 2012 compared to the same period in 2011 for HPT’s 123 comparable hotels not under renovation and not rebranded during the period: ADR increased 4.2% to $107.84; occupancy increased 0.7 percentage points to 71.2%; and, as a result, RevPAR increased by 5.2% to $76.78.

Tenants and Managers:

Marriott No. 234.  During the three months ended September 30, 2012, the payments HPT received under its management contract with Marriott International, Inc. (NYSE: MAR), or Marriott, covering 68 hotels and requiring minimum returns to HPT of $100.6 million per year (referred to as the Marriott No. 234 agreement) were $2.3 million less than the minimum amounts contractually required.  During the three months ended September 30, 2012, Marriott was not required to make any guaranty payments to HPT because the payments HPT received were in excess of the guaranty threshold amount (90% of the minimum returns due to HPT).  During the three months ended September 30, 2012, the amount available under Marriott’s guaranty was replenished by the $0.4 million of hotel cash flows in excess of the guaranty threshold.  At September 30, 2012, there was $30.9 million remaining under Marriott’s guaranty to cover future payment shortfalls for up to 90% of the minimum returns due to HPT.

InterContinental.  During the three months ended September 30, 2012, the payments HPT received under its management contract with InterContinental Hotels Group, plc (LON: IHG; NYSE: IHG (ADRs)), or InterContinental, covering 91 hotels and requiring minimum returns to HPT of $131.7 million per year (referred to as the InterContinental agreement) were $2.7 million less than the minimum amounts contractually required.  HPT applied the available security deposit to cover these shortfalls.  At September 30, 2012, the available security deposit which HPT held to cover future payment shortfalls was $38.3 million.

As of September 30, 2012, all other payments due to HPT from its managers and tenants under its operating agreements were current.

Acquisition, Disposition and Rebranding Activities:

Marriott No. 234.  As previously announced, in July 2012, HPT sold a full service Marriott hotel in St. Louis, MO.  HPT received net proceeds of $28.9 million from this sale and HPT’s annual minimum returns under the Marriott No. 234 agreement were decreased by $2.6 million when this hotel was sold.  Also as previously announced, in August 2012, HPT removed two hotels from the Marriott No. 234 agreement and converted these two hotels to Sonesta International Hotels Corporation, or Sonesta, brands and management.  HPT’s annual minimum returns under the Marriott No. 234 agreement were reduced by $1.0 million when these two hotels were removed.

InterContinental.  During the third quarter of 2012, HPT completed its previously announced plan to remove 39 hotels from the InterContinental agreement.  HPT entered into management agreements with Sonesta during the second and third quarters and converted 17 of these 39 hotels to Sonesta brands and management.  In May 2012, HPT entered into an agreement with Wyndham Hotel Group, or Wyndham, a member of the Wyndham Worldwide Corporation (NYSE: WYN), for 20 of these 39 hotels (referred to as the Wyndham agreement).  HPT converted these 20 hotels to Wyndham brands and management on August 1, 2012.  In August 2012, HPT sold the remaining two of the 39 removed hotels for combined net proceeds of $5.4 million.  HPT’s annual minimum returns due under the InterContinental agreement decreased by an aggregate of $35.0 million upon the removal of these 39 hotels.

Wyndham.  As described above, in May 2012, HPT entered an agreement to convert 20 of its hotels to Wyndham brands and management.  All 20 hotels are being managed by Wyndham under a long term management contract with an initial term of 25 years and two renewal terms of 15 years each.  Under the terms of the Wyndham agreement, Wyndham has agreed to pay HPT an annual minimum return from the operating results of these hotels, and such payment is partially guaranteed by Wyndham.  HPT has agreed to provide up to $75.0 million for refurbishment and rebranding of these hotels to “Wyndham Hotels and Resorts” (four hotels) and “Hawthorn Suites by Wyndham” (16 hotels) brand standards.  As these amounts are funded, the annual minimum return due to HPT under the Wyndham agreement will increase by 8% of the amounts funded.

On November 1, 2012, HPT acquired the Hotel 71, a full service hotel in Chicago, IL for $85.0 million, excluding closing costs, and added it to its Wyndham agreement.  Upon completion of a planned renovation, the property will consist of 348 hotel rooms managed by Wyndham and 48 vacation units leased to Wyndham Vacation Resorts, Inc., also a member of Wyndham Worldwide Corporation.  HPT’s annual minimum returns under the Wyndham agreement increased by $5.8 million and the maximum amount of the limited guaranty provided by Wyndham increased to $29.0 million upon closing of this hotel acquisition.  The lease with Wyndham Vacation Resorts, Inc. will provide for annual initial rent to HPT of $1.0 million subject to annual escalation and is guaranteed by Wyndham under an unlimited guarantee.  HPT plans to convert this hotel to the “Wyndham Grand Chicago Riverfront” hotel and has agreed to provide up to $18.0 million for the rebranding and renovation of this hotel.  As these amounts are funded, the annual minimum return due to HPT under the Wyndham agreement will increase by 8% of the amounts funded.

Recent Financing Activities:

In August 2012, HPT issued $500.0 million of 5.0% unsecured senior notes due in 2022 in a public offering.  Net proceeds from this offering ($487.9 million after underwriting and other offering expenses) were used to redeem at par plus accrued and unpaid interest all of HPT’s outstanding 6.75% Senior Notes due 2013 (approximately $288.3 million in total), to redeem 6,000,000 of its 7% Series C cumulative redeemable preferred shares for $25.00 per share plus accrued and unpaid distributions (approximately $150.8 million in total) and for general business purposes.

Conference Call:

On Tuesday, November 6, 2012, at 1:00 p.m. Eastern Time, John Murray, President and Chief Operating Officer, and Mark Kleifges, Treasurer and Chief Financial Officer, will host a conference call to discuss the results for the quarter and nine months ended September 30, 2012. The conference call telephone number is (800) 230-1059.  Participants calling from outside the United States and Canada should dial (612) 234-9959.  No passcode is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available beginning on Tuesday, November 6, 2012 and will run through Tuesday, November 13, 2012.  To hear the replay, dial (320) 365-3844.  The replay passcode is 260117.

A live audio webcast of the conference call will also be available in a listen only mode on our website, which is located at www.hptreit.com.  Participants wanting to access the webcast should visit our website about five minutes before the call.  The archived webcast will be available for replay on HPT’s website for about one week after the call.

The recording and retransmission in any way of HPT’s third quarter conference call is strictly prohibited without the prior written consent of HPT.

Supplemental Data:

A copy of HPT’s Third Quarter 2012 Supplemental Operating and Financial Data is available for download at HPT’s website, www.hptreit.com.  HPT’s website is not incorporated as part of this press release.

Hospitality Properties Trust is a real estate investment trust, or REIT, which as of September 30, 2012, owned or leased 287 hotels and 185 travel centers located in 44 states, Puerto Rico and Canada. HPT is headquartered in Newton, MA.

Please see the following pages for a more detailed statement of HPT’s operating results and financial condition and for an explanation of our calculation of FFO and Normalized FFO.

Hospitality Properties Trust

CONDENSED CONSOLIDATED STATEMENTS OF INCOME, FUNDS FROM OPERATIONS

AND NORMALIZED FUNDS FROM OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenues:
Hotel operating revenues (1)	$251,722	$242,995	$741,775	$670,867
Rental income (1)	73,915	72,305	220,863	230,078
FF&E reserve income (2)	4,431	3,389	12,033	13,537
Total revenues	330,068	318,689	974,671	914,482

Expenses:
Hotel operating expenses (1)	184,566	168,278	527,806	450,845
Depreciation and amortization	66,566	57,106	192,206	171,050
General and administrative	10,336	11,292	32,333	30,746
Acquisition related costs (3)	84	387	1,648	1,150
Loss on asset impairment (4)	—	—	889	7,263
Total expenses	261,552	237,063	754,882	661,054

Operating income	68,516	81,626	219,789	253,428

Interest income	116	11	233	54
Interest expense (including amortization of deferred financing costs and debt discounts of $1,694, $1,614, $4,648 and $4,623, respectively)	(34,854)	(33,513)	(101,660)	(100,183)
Gain on sale of real estate (5)	10,602	—	10,602	—
Equity in earnings of an investee	115	28	236	111
Income before income taxes	44,495	48,152	129,200	153,410
Income tax benefit (expense)	163	(621)	(3,908)	(1,188)
Net income	44,658	47,531	125,292	152,222
Excess of liquidation preference over carrying value of preferred shares redeemed (6)	(5,040)	—	(7,984)	—
Preferred distributions	(10,138)	(7,470)	(32,048)	(22,410)
Net income available for common shareholders	$29,480	$40,061	$85,260	$129,812

Calculation of Funds from Operations (FFO) and Normalized FFO:

Net income available for common shareholders	$29,480	$40,061	$85,260	$129,812
Add: Depreciation and amortization	66,566	57,106	192,206	171,050
Loss on asset impairment (4)	—	—	889	7,263
Gain on sale of real estate(5)	(10,602)	—	(10,602)	—
FFO (7)	85,444	97,167	267,753	308,125
Add: Deferred percentage rent (8)	919	481	3,481	1,417
Acquisition related costs (3)	84	387	1,648	1,150
Excess of liquidation preference over carrying value of preferred shares redeemed (6)	5,040	—	7,984	—
Normalized FFO (7)	$91,487	$98,035	$280,866	$310,692

Weighted average common shares outstanding	123,577	123,465	123,553	123,453

Per common share amounts:
Net income available for common shareholders	$0.24	$0.32	$0.69	$1.05
FFO (7)	$0.69	$0.79	$2.17	$2.50
Normalized FFO (7)	$0.74	$0.79	$2.27	$2.52

See Notes on page 7

(1)         At September 30, 2012, we owned or leased 287 hotels; 231 of these hotels are leased by us to our taxable REIT subsidiaries, or TRSs, and managed by third party hotel operating companies, one hotel is leased by one of our TRSs from a third party and managed by a third party hotel operating company and 55 hotels are leased to third parties. At September 30, 2012, we also owned 185 travel centers that are leased to a travel center operating company under two lease agreements.  Our Condensed Consolidated Statements of Income include hotel operating revenues and expenses of managed hotels and rental income from our leased hotels and travel centers.  Certain of our managed hotel portfolios had net operating results that were, in the aggregate, $20,300 and $6,653, less than the minimum returns due to us in the three months ended September 30, 2012 and 2011, respectively, and $46,697 and $37,875 less than the minimum returns due to us in the nine months ended September 30, 2012 and 2011, respectively.  When the shortfalls are funded by the managers of these hotels under the terms of our operating agreements, we reflect such fundings (including security deposit applications) in our Condensed Consolidated Statements of Income as a reduction of hotel operating expenses. The reduction to operating expenses was $12,791 and $6,653 in the three months ended September 30, 2012 and 2011, respectively, and $30,483 and $37,875 in the nine months ended September 30, 2012 and 2011, respectively.  We had $9,840 and $16,210 of shortfalls not funded by managers during the three and nine months ended September 30, 2012, respectively, which represents the unguaranteed portion of our minimum returns from Marriott and from Sonesta.

(2)         Various percentages of total sales at certain of our hotels are escrowed as reserves for future renovations or refurbishment, or FF&E reserve escrows.  We own all the FF&E reserve escrows for our hotels.  We report deposits by our third party tenants into the escrow accounts as FF&E reserve income.  We do not report the amounts which are escrowed as FF&E reserves for our managed hotels as FF&E reserve income.

(3)         Represents costs associated with our hotel acquisition activities.

(4)         We recorded an $889, or $0.01 per share, loss on asset impairment in the first quarter of 2012 in connection with our decision to remove 20 Marriott branded hotels from held for sale status.  We recorded a $7,263, or $0.06 per share, loss on asset impairment in the second quarter of 2011 in connection with our consideration of selling certain InterContinental and Marriott hotels.

(5)         We recorded a $10,602, or $0.09 per share, gain on sale of real estate in the third quarter of 2012 in connection with the sales of our Marriott hotel in St. Louis, MO and our Staybridge Suites hotels in Auburn Hills, MI and Schaumburg, IL.

(6)         On February 13, 2012, we redeemed all of our outstanding Series B Preferred Shares at their liquidation preference of $25 per share, plus accumulated and unpaid distributions. The liquidation preference of the redeemed shares exceeded our carrying amount for the redeemed shares as of the date of redemption by $2,944, or $0.02 per share, and we reduced net income available to common shareholders for the three months ended March 31, 2012, by that excess amount.  On September 10, 2012, we redeemed 6,000,000 of our Series C Preferred Shares at their liquidation preference of $25 per share, plus accumulated and unpaid distributions. The liquidation preference of the redeemed shares exceeded our carrying amount for the redeemed shares as of the date of redemption by $5,040, or $0.04 per share, and we reduced net income available to common shareholders for the three months ended September 30, 2012, by that excess amount.

(7)         We calculate FFO and Normalized FFO as shown above. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, excluding any gain or loss on sale of properties and impairment of assets, plus real estate depreciation and amortization, as well as other adjustments currently not applicable to us. Our calculation of Normalized FFO differs from NAREIT’s definition of FFO because we include estimated percentage rent in the period to which it relates to rather than when it is recognized as income in accordance with GAAP and exclude excess of liquidation preference over carrying value of preferred shares and acquisition related costs. We consider FFO and Normalized FFO to be appropriate measures of performance for a REIT, along with net income, operating income and cash flow from operating, investing and financing activities. We believe that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO can facilitate a comparison of operating performances between periods. FFO and Normalized FFO are among the factors considered by our Board of Trustees when determining the amount of distributions to our shareholders. Other factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving credit facility, term loan and public debt covenants, the availability of debt and equity capital to us and our expectation of our future capital requirements and operating performance. FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs. We believe FFO and Normalized FFO may facilitate an understanding of our consolidated historical operating results. These measures should be considered in conjunction with net income, operating income, net income available to common shareholders and cash flow from operating activities as presented in our Condensed Consolidated Statements of Income and Comprehensive Income and Condensed Consolidated Statements of Cash Flows. Other REITs and real estate companies may calculate FFO and Normalized FFO differently than we do.

(8)         In calculating net income in accordance with GAAP, we recognize percentage rental income received for the first, second and third quarters in the fourth quarter, which is when all contingencies have been met and the income is earned. Although we defer recognition of this revenue until the fourth quarter for purposes of calculating net income, we include these estimated amounts in the calculation of Normalized FFO for each quarter of the year. The fourth quarter Normalized FFO calculation excludes the amounts recognized during the first three quarters.

Hospitality Properties Trust

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(Unaudited)

	September 30,	December 31,
	2012	2011
ASSETS

Real estate properties:
Land	$1,412,945	$1,360,773
Buildings, improvements and equipment	5,184,527	4,879,908
	6,597,472	6,240,681
Accumulated depreciation	(1,501,592)	(1,367,868)
	5,095,880	4,872,813

Property held for sale	—	18,440
Cash and cash equivalents	17,124	8,303
Restricted cash (FF&E reserve escrow)	38,919	50,196
Other assets, net	221,009	183,821
	$5,372,932	$5,133,573

LIABILITIES AND SHAREHOLDERS’ EQUITY

Unsecured revolving credit facility	$—	$149,000
Unsecured term loan	400,000	—
Senior notes, net of discounts	1,993,387	1,887,891
Convertible senior notes, net of discounts	8,478	78,823
Security deposits	88,952	106,422
Accounts payable and other liabilities	88,100	103,668
Due to related persons	12,354	3,713
Dividends payable	6,664	4,754
Total liabilities	2,597,935	2,334,271

Commitments and contingencies

Shareholders’ equity:
Preferred shares of beneficial interest; no par value; 100,000,000 shares authorized:
Series B preferred shares; 8 7/8% cumulative redeemable; zero and 3,450,000 shares issued and outstanding, respectively, aggregate liquidation preference zero and $86,250, respectively	—	83,306
Series C preferred shares; 7% cumulative redeemable; 6,700,000 and 12,700,000 shares issued and outstanding, respectively, aggregate liquidation preference $167,500 and $317,500, respectively	161,873	306,833
Series D preferred shares; 7 1/8% cumulative redeemable; 11,600,000 and zero shares issued and outstanding, respectively aggregate liquidation preference $290,000 and zero, respectively	280,107	—
Common shares of beneficial interest, $.01 par value; 200,000,000 shares authorized; 123,563,407 and 123,521,535 shares issued and outstanding, respectively	1,236	1,235
Additional paid in capital	3,466,066	3,463,534
Cumulative net income	2,350,261	2,232,953
Cumulative other comprehensive income	4,455	1,605
Cumulative preferred distributions	(245,329)	(213,281)
Cumulative common distributions	(3,243,672)	(3,076,883)
Total shareholders’ equity	2,774,997	2,799,302
	$5,372,932	$5,133,573

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER HPT USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, HPT IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON HPT’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT $30.9 MILLION REMAINED AS OF SEPTEMBER 30, 2012, TO PARTIALLY FUND MINIMUM PAYMENT SHORTFALLS UNDER THE TERMS OF A LIMITED GUARANTY PROVIDED BY MARRIOTT.  THIS STATEMENT MAY IMPLY THAT MARRIOTT WILL BE ABLE OR WILLING TO FULFILL ITS OBLIGATION UNDER THIS GUARANTY OR THAT FUTURE SHORTFALLS WILL NOT EXHAUST THE GUARANTY CAP.  HOWEVER, THIS GUARANTY EXPIRES ON DECEMBER 31, 2019, AND HPT CAN PROVIDE NO ASSURANCE WITH REGARD TO MARRIOTT’S FUTURE ACTIONS OR THE FUTURE PERFORMANCE OF HPT’S HOTELS TO WHICH THE MARRIOTT LIMITED GUARANTY APPLIES.

•                  THIS PRESS RELEASE STATES THAT HPT IS HOLDING AND HAS APPLIED OR MAY CONTINUE TO APPLY A SECURITY DEPOSIT TO COVER THE SHORTFALL OF THE PAYMENTS IT HAS RECEIVED OR EXPECTS TO RECEIVE UNDER ITS INTERCONTINENTAL AGREEMENT COMPARED TO THE MINIMUM PAYMENTS DUE TO HPT UNDER THIS AGREEMENT. THE SECURITY DEPOSIT WHICH HPT IS HOLDING IS LIMITED IN AMOUNT. THERE CAN BE NO ASSURANCE REGARDING THE AMOUNT OF PAYMENTS HPT MAY RECEIVE IN THE FUTURE UNDER THIS AGREEMENT AND FUTURE SHORTFALLS MAY EXCEED THE AMOUNT OF THE SECURITY DEPOSIT HPT HOLDS. MOREOVER, THE SECURITY DEPOSIT IS NOT ESCROWED OR OTHERWISE SEGREGATED FROM HPT’S OTHER ASSETS AND LIABILITIES; ACCORDINGLY, WHEN HPT APPLIES THIS SECURITY DEPOSIT TO COVER MINIMUM PAYMENTS DUE, HPT WILL RECORD INCOME BUT IT WILL NOT RECEIVE ANY ADDITIONAL CASH.

•                  THIS PRESS RELEASE STATES THAT WYNDHAM HAS AGREED TO PAY HPT AN ANNUAL MINIMUM RETURN AND THAT THE PAYMENT OF THESE AMOUNTS IS PARTIALLY GUARANTEED BY WYNDHAM.  THE ANNUAL MINIMUM RETURN DUE TO HPT IS PAID FROM THE OPERATING CASH FLOW OF THE MANAGED HOTELS; IF THE CASH FLOW IS INSUFFICIENT TO PAY THE HOTELS’ OPERATING EXPENSES, THE ANNUAL MINIMUM RETURN MAY NOT BE PAID.  WYNDHAM’S GUARANTEE IS LIMITED BY TIME TO ANNUAL MINIMUM RETURN PAYMENTS DUE THROUGH 2019, AND IT IS LIMITED TO NET PAYMENTS FROM WYNDHAM OF $29.0 MILLION (AND IT IS SUBJECT TO AN ANNUAL PAYMENT LIMIT OF $14.5 MILLION).  ACCORDINGLY, THE FULL AMOUNT OF THE ANNUAL MINIMUM RETURN IS NOT GUARANTEED, THERE WILL BE NO GUARANTEE AFTER 2019 AND THERE IS NO GUARANTEE OF PAYMENTS BY

WYNDHAM IN EXCESS OF $29.0 MILLION (OR $14.5 MILLION PER YEAR).  FOR THESE REASONS, THERE IS NO ASSURANCE THAT HPT WILL RECEIVE THE ANNUAL MINIMUM RETURN DURING THE TERM OF ITS WYNDHAM AGREEMENT.

THE INFORMATION CONTAINED IN HPT’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER “RISK FACTORS” IN HPT’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE HPT’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN HPT’S FORWARD LOOKING STATEMENTS. HPT’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON HPT’S FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, HPT DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

(end)